AGREEMENT OF EMPLOYMENT


     THIS AGREEMENT OF EMPLOYMENT ("Agreement") is made and entered into in duplicate this day ___ of August, 1999, by and between CLUBCHARLIE.COM, INC., a Nevada corporation ("Employer"), and ZEE BATAL ("Employee").

                                    RECITALS

     (a) Employer is a corporation duly organized and validly existing pursuant to the laws of the State of Nevada.

     (b)  Employer is in the business of producing  and  marketing  children and
family  films  and   independent   motion   pictures   both   domestically   and
internationally.

     (c) Employer desires to employ Employee, and Employee desires to serve as President of Employer and to do and perform any and all services, acts and things specified hereinafter.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:


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                                   ARTICLE I.
                               TERM OF EMPLOYMENT

     Section 1.1 Specified Term. Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period of five (5) years commencing as of August ___, 1999.

     Section 1.2 Automatic Renewal of Term. The term of this Agreement shall be renewed automatically for succeeding periods of one (1) year each unless either party gives to the other party notice, at least ninety (90) days prior to the expiration of any such term, of the noticing party's intention not to renew the term of this Agreement. For each additional successive one (1) year term provided for in this Section 1.2, the compensation paid by Employer to Employee shall be renegotiated for such term.

     Section 1.3 "Employment Term" Defined. As specified herein, the phrases "term of employment," "employment term," and "term of this Agreement" refer to, and shall mean, be defined as and include, any and all renewals of the term of this Agreement.

                                   ARTICLE II.
                       DUTIES AND OBLIGATIONS OF EMPLOYEE

     Section 2.1  General  Duties.  Employee  shall  serve as the  President  of
CLUBCHARLIE.COM, INC., a Nevada corporation. In Employee's capacity as the President of Employer, Employee shall do and perform all services, acts, or things necessary or appropriate to manage and conduct the business of supervising, directing and controlling the activities and affairs and officers of Employer. The duties to be performed by Employee shall be determined from time to time by the Board of Directors of Employer ("Board").

     Section 2.2 Matters Requiring Consent of Board. Employee, without specific approval of the Board, shall not do or contract to do any of the following:

     (1) Borrow on behalf of Employer during any one fiscal year an amount in excess of One Thousand Dollars ($1,000.00);

     (2)  Permit  any  customer  or client of  Employer  to become  indebted  to
     Employer  in  an  amount  in  excess  of  One  Hundred   Thousand   Dollars
     ($100,000.00);



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


     (3) Purchase capital equipment for amounts in excess of the amounts budgeted for expenditure by the Board;

     (4) Terminate the services of any other officer of Employer or hire any replacement of any officer of Employer who's services have been terminated; or

     (5) Obligate Employer to the expenditure of more than Ten Thousand Dollars ($10,000.00).

     Section 2.3 Competitive Activities. During the term of this Agreement Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

     Section 2.4 Uniqueness of Employee's Services. Employee hereby represents and agrees that the services to be performed pursuant to the provisions of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives those services a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee, therefore, expressly agrees that Employer, in addition to any other rights or remedies that Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Employee.

     Section 2.5 Indemnification for Negligence or Misconduct. Employee shall save Employer harmless from and against and shall indemnify Employer for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default or omission of Employee, and Employee shall pay any and all amounts to be paid or discharged in case of an action for any such damages or injuries. No provision of this section is intended to, nor shall any provision of this section, relieve Employer from Employer's own act, omission or negligence.


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


                                  ARTICLE III.
                             OBLIGATIONS OF EMPLOYER

     Section 3.1 General Description. Employer shall provide Employee with the compensation, incentives and benefits specified elsewhere in this Agreement.

     Section 3.2 Office and Staff. Employer shall provide Employee with equipment, supplies, facilities and services, suitable to Employee's position and adequate for the performance of Employee's duties created by the provisions of this Agreement.

     Section 3.3 Reimbursement of Business Expenses. Employee is authorized to incur reasonable business expenses for promoting the business of Employer, including expenditures for entertainment, gifts, and travel. This reimbursement shall include gasoline used by Employee for business travel. Employer will reimburse Employee from time to time for all such business expenses provided that Employee presents to Employer's Comptroller the account book and documents when and as required by this section.

     (a) Employee shall maintain an account book in which Employee shall record, at or near the time each expenditure is made, the amount of the expenditure, the time, place, and designation of the type of the entertainment and travel or other expense, or the date and description of the gift, the business reason for the expenditure and the nature of the business benefit derived or expected to be derived as a result of the expenditure, and the names, occupations, addresses, and other information, sufficient to establish the business relationship to Employer, concerning each person who was entertained or given a gift.

     (b) Employee shall also obtain and retain documentary evidence (such as receipts or paid bills), which state sufficient information to establish the amount, date, place, and the essential character of the expenditure, for each expenditure of $25 or more (except for transportation charges if not readily available) and for lodging while traveling away from home.

     (c) The foregoing account book and documentary evidence shall be delivered to Employer whenever requested by Employer and thereafter shall be retained by Employer.


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


     Section 3.4 Repayment by Employee of Disallowed Business Expenses. In the event that any expenses paid for Employee or any reimbursement of expenses paid to Employee shall, on audit or other examination of Employer's income tax returns, be determined not to be allowable deductions from Employer's gross income, and in the further event that any such determination is acceded to by the Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Employee shall repay to Employer the amount of the disallowed expenses.

     Section 3.5 Indemnification for Negligence or Misconduct. Employer shall save Employee harmless from and against and shall indemnify Employee for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default or omission of Employer, and Employer shall pay any and all amounts to be paid or discharged in case of an action for any such damages or injuries. No provision of this section is intended to, nor shall any provision of this section, relieve Employee from that Employee's own act, omission or negligence.

                                   ARTICLE IV.
                            COMPENSATION OF EMPLOYEE

     Section 4.1 Annual Salary. As compensation for the services to be rendered by Employee pursuant to provisions of this Agreement, Employer shall pay Employee an annual salary in the amount of One Hundred and Fifty Thousand U.S. Dollars (U.S.$150,000), payable in equal bi-monthly installments of Six Thousand Two Hundred and Fifty Dollars ($6,250). The compensation paid by Employer to Employee will be reviewed and adjusted each year of this contract as negotiated and agreed to by both parties based on the performance of the company and the employee, market conditions and the changing roles and responsibilities of the employee. Each successive one (1) year term provided for in Section 1.2 of this Agreement shall also be renegotiated for such term.

     Section 4.2 Tax Withholding. Employer shall have the right to deduct or withhold from the compensation due and payable to Employee pursuant to the provisions of this Agreement any and all amounts required for federal income and Social Security taxes and all state or local taxes now applicable or which may be enacted and may become applicable in the future.


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


                                   ARTICLE V.
                                EMPLOYEE BENEFITS

     Section 5.1 Annual Vacation.

     (a) During the employment term, Employee shall be entitled to an annual vacation leave of thirty (30) business days each year without loss of compensation. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any year, he may accrue that time and add it to vacation time for any following year.

     (b) In lieu of vacation leave, Employee may elect to receive payment for all or any part of the vacation leave to which Employee is entitled, in which case the vacation leave shall be valued at the amount of salary earned by Employee during an equivalent period of time during the fiscal year in which such vacation leave accrued.

     Section 5.2 Automobile. During the employment term, Employee shall be entitled to the use of an automobile, to be leased by Employer. Employer shall not be required to spend more than Six Hundred Dollars ($600.00) a month pursuant to such lease. Except as otherwise specified in this Agreement, all ordinary and routine expenses incurred in connection with the lease and business use of such automobile shall be paid by Employer. The automobile shall be selected by Employee, with the concurrence of Employer. Employee shall take proper care of such automobile, and shall be responsible for all damage to same resulting from any misuse or neglect. Employer shall also, at its own expense, provide comprehensive insurance coverage for such automobile, specifying Employee as a named insured.

     Section 5.3 Paid Holidays. Employee shall be entitled to a holiday with full pay on each New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veteran's Day, Thanksgiving Day and Christmas Day during the term of this Agreement.


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


     Section 5.4 Illness. During the employment term, Employee shall be entitled to ten (10) days per year as sick leave with full pay. Sick leave shall not be accumulated.

     Section 5.5 Health Care Benefits. Employer shall include Employee in the hospital, surgical, and medical benefit plan adopted and maintained by Employer.

     Section 5.6 Other Benefits. Employee shall receive all other benefits of employment available generally to other employees of the Employer.

                                   ARTICLE VI.
                         PROPERTY RIGHTS OF THE PARTIES

     Section 6.1 Confidentiality of Trade Secret Data.

     (a) Employee agrees that all information communicated to him with respect to the work conducted by or for Employer, whether or not that information was directly or intentionally communicated, is confidential. Employee also agrees that all information, conclusions, recommendations, reports, advice, or other documents generated by Employee pursuant to this Agreement is confidential. Employee further acknowledges and agrees that all confidential data described herein is and constitutes trade secret information that belongs wholly to and is the exclusive property of Employer.

     (b) Employee promises and agrees that he shall not disclose any confidential information to any other person unless specifically authorized in writing by Employer to do so. If Employer gives Employee written authorization to make any disclosure, Employee shall do so only within the limits and to the extent of that authorization.

     (c) Employee shall use his best efforts to prevent inadvertent disclosure of any confidential information to any third party by using the same care and discretion that he uses with similar data he designates as confidential.


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


     (d) Employee acknowledges and agrees that all information concerning the work conducted by Employer and any future and proposed products of Employer is and constitutes an exceptionally valuable trade secret of Employer. That information includes, among other matters, the facts that any particular work or project is planned, under consideration, or in production, as well as any descriptions of any existing, pending, or proposed work.

     Section 6.2 Use and Disclosure of Confidential Data. Employee shall not use any confidential information or circulate it to any other person, except when specifically authorized in advance by Employer.

     Section 6.3 Copies of Confidential Information. Employee agrees that copies of confidential information may not be made without the express written permission of Employer and that all such copies shall be returned to Employer along with the originals.

     Section 6.4 Ownership of Customer Records.

     (a) All records of the accounts of customers and debtors, disks, files, ledgers, tapes and other storage devices and any and all records and books relating in any manner whatsoever to the customers of Employer, including, but not limited to, credit reports or memorandum, reports of transactions made to Employer, and demographic or economic data discovered by Employee during the term of this Agreement, whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of Employer regardless of who actually purchased the original book, record, tape, disk or other storage device.


     (b)  All  such  books,  records,   disks,  and  storage  devices  shall  be
immediately returned to Employer by Employee on any termination of the employment term.

     (c) If Employee produces any record, book, ledger, tape, disk, or similar storage device to be used for record keeping, Employee shall immediately notify Employer, who shall then immediately reimburse Employee.


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

     Section 6.5 Soliciting Customers After Termination of Employment.

     (a) Employee acknowledges and agrees that the names and addresses of Employer's customers and debtors constitute trade secrets of Employer and that the sale or unauthorized use or disclosure of any Employer's trade secrets obtained by Employee during his employment with Employer constitutes unfair competition.

     (b) For a period of two (2) years immediately following the termination of his employment with Employer, Employee shall not directly or indirectly make known to any person the names or addresses of any of the customers of Employer or any other information pertaining to those customers, or call on, solicit, take away, or attempt to call on, solicit, or take away any of the customers of Employer on whom Employee called on or with whom Employee became acquainted during his employment with Employer, either for himself or for any other person.

     Section 6.6 Unfair Competition. Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during the course of his employment pursuant to the provisions of this Agreement, including information concerning Employer's current or any future and proposed work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition.

     Section 6.7 No Unfair Competition. Employee promises and agrees not to engage in any unfair competition with Employer at any time, whether during or following the completion of his employment with Employer.

                                  ARTICLE VII.
                            TERMINATION OF EMPLOYMENT

     Section 7.1 Termination for Cause.

     (a) Employer reserves the right to terminate this Agreement if Employee willfully breaches or habitually neglects the duties which he is required to perform pursuant to the provisions of this Agreement; or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.

     (b) Employer, at its option, may terminate this Agreement for the reasons stated in this section by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or pursuant to the provisions of this Agreement.


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


     (c) The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of relevant facts.

     (d) Termination pursuant to this section shall be considered "for cause" for the purposes of this agreement.

     Section 7.2 Termination Without Cause.

     (a) This Agreement shall be terminated upon the death of Employee.

     (b) Employer reserves the right to terminate this Agreement not less than three (3) months after Employee suffers any physical or mental disability that would prevent the performance of his duties pursuant to the provisions this Agreement. Such a termination shall be effected by giving thirty (30) days' written notice of termination to Employee or to a duly appointed representative of Employee.

     (c)  Employer  may  terminate  this  Agreement  upon  the   destruction  of
Employer's premises by fire or otherwise, or upon the discontinuance of Employer's business due to any cause whatsoever.

     (d) Termination under this section shall not be considered "for cause" for the purposes of this Agreement.

     Section 7.3 Effect of Merger, Transfer of Assets, or Dissolution.

     (a) This Agreement shall not be terminated by any voluntary or involuntary dissolution of Employer resulting from either a merger or consolidation in which Employer is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Employer.

     (b) In the event of any such merger or consolidation or transfer of assets, Employer's rights, benefits, and obligations hereunder may be assigned to the surviving or resulting corporation or the transferee of Employer's assets.


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     Section 7.4 Payment Upon Termination. Notwithstanding any provision of this
Agreement, if Employer terminates this Agreement without cause, it shall pay Employee an amount equal to the net present value of the remaining obligation of the then current contract with a minimum of twelve (12) months salary at the then current rate of compensation.

     Section 7.5 Termination by Employee. Employee may terminate his obligations pursuant to this Agreement by giving Employer at least sixty (60) days written notice in advance.

     Section 7.6 Duty of Employee Upon Termination. Upon the termination of employment for any reason whatsoever, Employee shall deliver to Employer, at Employee's place of business, any automobile or other equipment or supplies furnished to Employee by Employer.



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                                  ARTICLE VIII.
                               GENERAL PROVISIONS

     Section 8.1 Recovery of Litigation Costs. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party shall be entitled to receive from each losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding, including, but not limited to, actual attorneys' fees and costs incurred preparatory to such prosecution and defense. Moreover, while a court of competent jurisdiction may assist in determining whether or not the fees actually incurred are reasonable under the circumstances then existing, that court is not to be governed by any judicially or legislatively established fee schedule, and said fees and costs are to include those as may be incurred on appeal of any issue and all of which fees and costs shall be included as part of any judgment, by cost bill or otherwise, and where applicable, any appellate decision rendered in or arising out of such action or proceeding. For purposes of this Agreement, in any action or proceeding instituted by a party, the prevailing party shall be that party in any such action or proceeding (i) in whose favor a judgment is entered, or (ii) prior to trial, hearing or judgment any other party shall pay all or any portion of amounts claimed by the party seeking payment, or such other party shall eliminate the condition, cease the act, or otherwise cure the act of commission or omission claimed by the party initiating such action or proceeding.

     Section 8.2 Governmental Rules and Regulations. The provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the relationship and transactions contemplated by the provisions of this Agreement.



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


     Section 8.3 Notices. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provide telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

         If to Employee:           ZEE BATAL
                                   1104 - 10717 Wilshire Boulevard
                                   Los Angeles, California  90024

         If to Employer:           CLUBCHARLIE.COM, INC.
                                   1104 - 10717 Wilshire Boulevard
                                   Los Angeles, California 90024
                                   Phone: (310) 779 - 8232
                                   Telecopier: (310) 471 - 8203

         With a copy to:          STEPP & BEAUCHAMP LLP
                                  1301 Dove Street, Suite 460
                                  Newport Beach, California 92660
                                  949.660.9700
                                  Telecopier: 949.660.9010

or at such other address as the party affected may designate in a written notice to such other party in compliance with this section.



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     Section  8.4  Entire  Agreement.   This  Agreement  is  the  final  written
expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement
supersedes   all   prior   or    contemporaneous    agreements,    negotiations,
representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed by each of the parties. Each of the parties represents, warrants and covenants that in executing this Agreement that such party has (i) relied solely on the terms, conditions and provisions specified in this Agreement and (ii) placed no reliance whatsoever on any statement, representation, warranty, covenant or promise of any other party, or any other person, not specified expressly in this Agreement, or upon the failure of any party or any other person to make any statement, representation, warranty, covenant or disclosure of any nature whatsoever. The parties have included this section to preclude (i) any claim that any party was in any manner whatsoever induced fraudulently to enter into, execute and deliver this Agreement, and (ii) the introduction of parol evidence to vary, interpret, supplement or contradict the terms, conditions and provisions of this Agreement.

     Section 8.5 Severability. In the event any part of this Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed with the invalid portion of this Agreement eliminated, and it is hereby declared the intention of the parties that the parties would have executed the remaining portion of this Agreement without including any such part, parts or portion which, for any reason, hereafter may be declared invalid.

     Section 8.6 Captions and Interpretation. Captions of the sections of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language was prepared by all parties and not strictly for or against any party.

     Section 8.7 Further Assurances. Each party shall take any and all action necessary, appropriate or advisable to execute and discharge such party's responsibilities and obligations created by the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the relationship contemplated by the provisions of this Agreement.


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


     Section 8.8 Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, joint venture, trust, estate, municipality, governmental agency, sole proprietorship, political subdivision, fraternal order, club, league, society, organization, joint stock company, association partnership or other form of entity.

     Section 8.9 Execution in Counterparts. This Agreement shall be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received, and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible. Counsel for Employer shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty (30) days after the receipt by such counsel of the last signed copy, and shall cause one such conformed copy to be filed in the principal office of such counsel.

     Section 8.10 Successors and Assigns. This Agreement shall inure to the benefit of and obligate the undersigned parties and their respective successors and assigns. Whenever, in this Agreement, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party. The provisions of this section notwithstanding, no provision of this section shall be construed or interpreted as a consent to the assignment or delegation by any party of such party's respective rights and obligation created by the provisions of this Agreement.


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


     Section 8.11 Reservation of Rights. The failure of any party at any time hereafter to require strict performance by the other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions specified in this Agreement, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of either party or such party's agents, officers or employees, and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to the non-waiving party specifying such waiver. Each party reserves such party's rights to insist upon strict compliance with the provisions of this Agreement at all times.

     Section 8.12 No Breach of Existing Agreements. Each party hereby represents, warrants and covenants, upon the execution of this Agreement, such party is not a party to any oral or written agreement which may be breached by such party's execution of this Agreement.

     Section 8.13 Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which either party may have, either at law, in equity or pursuant to the provisions of this Agreement.

     Section 8.14 Time. Time is of the essence of this Agreement and each and all of the provisions of this Agreement.

     Section 8.15 Choice of Law and Consent to Jurisdiction. This Agreement shall be deemed to have been entered into in the County of Los Angeles, State of California, and all questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties, shall be governed by, and resolved in accordance with, the laws of the State of California. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement may be litigated in courts having situs within the County of Los Angeles, State of California, and each party hereby consents to the jurisdiction of any local, state or federal court located within the County of Los Angeles, State of California and consents any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

     Section 8.16 Assignability. Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by the covenants, obligations, terms, conditions and provisions specified in this Agreement.

     Section 8.17 Force Majeure.

     (a) If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, other than the obligation to make payments of money, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable.

     (b) The requirement an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned.

     (c) The term "force majeure" as used herein shall be defined as and mean any act of God, strike, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, lightening, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability or equipment, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of the party claiming such suspension.

     Section 8.18 Consent to Agreement. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment.

     IN WITNESS WHEREOF the parties have executed this Agreement of Employment in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.


"EMPLOYER"                                           "EMPLOYEE"

CLUBCHARLIE.COM, INC.,
a Nevada corporation


By: /s/ [ILLEGIBLE]                                   /s/ ZEE BATAL
    -------------------                               -------------------
Its:     Director                                     ZEE BATAL


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